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CUSIP NO.  615799 10 3                 13D                 PAGE 7 OF 9 PAGES

                                                                       EXHIBIT 1

          Below is certain information regarding the Foundation's and each Reporting Person's transaction history in the securities of the Issuer during the past 60 days:

                                                                        No. of
Name                                  Date          Transaction         Shares
--------------------------------------------------------------------------------
William J. Thomas, Jr.                5/06/98       Gift transfer       241,248
Thomas Charitable Foundation          5/06/98       Gift receipt        241,248
Thomas Charitable Foundation          5/11/98       Sold                 28,000